Exhibit 23.2

Consent of Ernst & Young LLP

Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-84392, No. 333-32986 , No. 333-84515 and No.333-112962) of Pulaski Financial Corp. of our report dated October 23, 2002, with respect to the consolidated financial statements of Pulaski Financial Corp. included in the Annual Report (Form 10-K) for the year ended September 30, 2004.

/s/ Ernst & Young LLP

St. Louis, Missouri

December 13, 2004